[Letterhead of Cleary, Gottlieb, Steen & Hamilton]


                                February 24, 1999


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

MSDW Structured Asset Corp.
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

     We have acted as special counsel to MSDW Structured Asset Corp., a Delaware corporation (the "Depositor"), in connection with the Depositor's preparation and filing with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-64879), first filed September 30, 1998 (the "Registration Statement") of the Structured Asset Trust Unit Repackagings (the "Units"). Each Series of Units will be issued under a Trust Agreement incorporating the Standard Terms of Trust Agreements dated as of February 24, 1999 (the "Standard Terms") between the Depositor and Chase Bank of Texas, National Association, as trustee, in the form included as an exhibit to the Registration Statement.

     In arriving at the opinions expressed below, we have reviewed the following documents:

     (a) the Registration Statement and the related Prospectus and the documents incorporated by reference therein;

     (b)  the Standard Terms; and

     (c)  forms of the Units.

     In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Depositor and such other instruments and other certificates of public officials, officers and representatives of the Depositor and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

     1. The Depositor is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

     2. The Depositor has corporate power to own its properties and conduct its business as described in the Registration Statement, and the Depositor has corporate power to enter into the Trust Agreement and to perform its obligations thereunder.

     3. The statements set forth under the headings "Description of Trust Agreements" and "Description of Units" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Units, and Trust Agreement and the Certificate of Incorporation of the Depositor, provide a fair summary of such provisions.

     4. The Units in the form provided by the Standard Terms will, when duly and validly authorized, executed, delivered and issued by the Trustee, and when authenticated as specified in the Standard Terms and delivered to the Depositor, be entitled to the benefits of the related Trust Agreement and constitute valid and binding obligations of the Trust enforceable in accordance with their terms.

     Insofar as the foregoing opinions relate to the valid existence and good standing of the Depositor, they are based solely on a certificate of good standing received from the Secretary of State of the State of Delaware and on a telephonic confirmation from such Secretary of State. Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation (a) we have assumed that each other party to such agreement or obligation other than the Depositor has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

     The foregoing opinions are limited to the federal law of the United States of America, and the law of the State of New York and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm in the Registration Statement and the related Prospectus under the caption "Legal Matters." By giving such consent, we do not admit that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                         Very truly yours,

                                         CLEARY, GOTTLIEB, STEEN & HAMILTON



                                         By
                                            -----------------------
                                         Mitchell S. Dupler, a Partner

                     [Form of Corporate Opinion at Issuance]

               [Letterhead of Cleary, Gottlieb, Steen & Hamilton]


                                                      [date]


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

MSDW Structured Asset Corp.
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

     We have acted as special counsel to MSDW Structured Asset Corp., a Delaware corporation (the "Depositor"), in connection with the Depositor's preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (File No. 333-64879), first filed September 30, 1998 (the "Registration Statement") and the related Prospectus dated February __, 1999 as supplemented by the Prospectus Supplement dated [date] (together the "Prospectus") with respect to the offering of Structured Asset Trust Unit Repackagings (the "Units"). The Trust is organized under the laws of the State of New York, pursuant to the Trust Agreement, dated [date] (the "Trust Agreement") between [Chase Bank of Texas, National Association,] as trustee (the "Trustee") and the Depositor, which Trust Agreement, to the extent provided therein, incorporates by reference the Standard Provisions for Trust Agreements, dated as of February __, 1999 (the "Trust Agreement Standard Provisions"), between the Trustee and the Depositor.

     In arriving at the opinions expressed below, we have reviewed the following documents:

     (a) the Registration Statement and the related Prospectus and the documents incorporated by reference therein;

     (b)  the Trust Agreement; and

     (c) a form of the Units.

     In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Depositor and such other instruments and other certificates of public officials, officers and representatives of the Depositor and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed. We have also assumed that (i) the Trust Agreement has been duly authorized, executed and delivered by the Trustee and a duly authorized officer of the Trustee has executed, authenticated and delivered the Units and (ii) the Trust Agreement has been duly authorized, executed and delivered by the Depositor.

     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

     1. The Trust has been duly created under the laws of the State of New York.

     2. The Trust Agreement is the valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms.

     3. The Units are entitled to the benefits of the Trust Agreement and constitute valid and binding obligations of the Trust enforceable in accordance with their terms.

     Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation (a) we have assumed that each party to such agreement or obligation other than the Depositor has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

     The foregoing opinions are limited to the federal law of the United States of America, and the law of the State of New York.

     We hereby consent to the filing of this opinion as an exhibit to a report on Form 8-K under the Securities Exchange Act of 1934 with respect to the Trust and to the reference to this firm in the Prospectus Supplement under the caption "Legal Opinions". By giving such consent, we do not admit that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,

                                        CLEARY, GOTTLIEB, STEEN & HAMILTON



                                        By ___________________________________
                                                 Mitchell S. Dupler, a Partner